Gladstone Commercial Corporation Reports Results for the First Quarter Ended March 31, 2011

- Reported funds from operations ("FFO") for the first quarter of 2011 of $3.8 million, an increase of 12.6% over the first quarter of 2010.

- Issued common stock for net proceeds of approximately $14.3 million.

MCLEAN, Va., May 2, 2011 /PRNewswire/ -- Gladstone Commercial Corporation (NASDAQ: GOOD) (the "Company") today reported financial results for the quarter ended March 31, 2011. A description of FFO, a relative non–GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.

(Logo: http://photos.prnewswire.com/prnh/20101005/GLADSTONECOMMERCIAL)

FFO for Quarter: FFO for the three months ended March 31, 2011 was approximately $3.8 million, or $0.41 per share, which is a 12.6% increase, compared to the same period one year ago. The increase in FFO for the quarter was primarily a result of an out of period adjustment recorded during the quarter for $250,000, which related to due diligence costs that were expensed related to the Company's acquisition during the quarter ended December 31, 2010, which should have been capitalized into the cost of the property. These expenses were costs borne by the seller of the property that were inadvertently expensed by us. In addition, there was a decrease in total operating expenses, primarily as a result of the decrease in the net incentive fee. The net incentive fee decreased due to the $250,000 out of period adjustment, coupled with the fact that there were more common shares outstanding during the quarter.

Net Income for Quarter: Net income to common stockholders for the three months ended March 31, 2011 was approximately $442,000, or $0.05 per share, compared to net income available to common stockholders of approximately $63,000, or $0.01 per share for the same period one year ago. A reconciliation of FFO to net income for the quarter ended March 31, 2011, which the Company believes is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth below:

	For the three months ended March 31,
	2011	2010
	(Dollars in Thousands, Except Per Share Data)

Net income	$ 1,480	$ 1,086
Less: Distributions attributable to preferred and senior common stock	(1,038)	(1,023)
Net income available to common stockholders	442	63

Add: Real estate depreciation and amortization	3,370	3,322
FFO available to common stockholders	$ 3,812	$ 3,385

Weighted average shares outstanding - basic	9,258	8,559
Weighted average shares outstanding - diluted	9,310	8,559

Basic net income per weighted average share of common stock	$ 0.05	$ 0.01
Diluted net income per weighted average share of common stock	$ 0.05	$ 0.01

Basic FFO per weighted average share of common stock	$ 0.41	$ 0.40
Diluted FFO per weighted average share of common stock	$ 0.41	$ 0.40

Distributions declared per share of common stock	$ 0.375	$ 0.375

Percentage of FFO paid per share of common stock	91%	95%

Comments from the President and Chief Investment Officer, Chip Stelljes: "During the quarter, we focused on raising capital to expand our portfolio. We were able to put the equity capital to work and acquired a property with these funds just after the quarter ended, and we continue to actively search for additional properties. We remain optimistic about our future and continue to see signs of improvement and stabilization in both the equity and debt capital markets. We are working hard to re-tenant our three vacant buildings and remain pleased with the overall performance of our portfolio. We look forward to an active 2011."

Asset Characteristics: The Company currently owns 66 properties totaling approximately 6.9 million square feet for a total net investment of approximately $381.3 million. Currently, 63 of the Company's properties are fully leased, or approximately 96.4% of the portfolio's total square footage, and these tenants are current and paying in accordance with the terms of their leases.

Mortgage Maturities: The Company has a $2.8 million balloon principal payment due in May 2011 on debt collateralized by one of its vacant properties. In addition, the Company has $45.2 million of balloon principal payments due on one of its long-term mortgages in September 2011; however, the mortgage has two remaining annual extension options through 2013, which the Company currently intends to exercise. The Company has no other balloon principal payments due on any of its mortgages until 2013.

Lease Expirations: The Company has no leases that expire in 2011; however, two leases expired during 2010, and one of its tenants declared bankruptcy in 2010 and that building is now vacant. Rental income from these three tenants is 3.2% of the Company's total annualized rental income. The Company is taking the appropriate action to re-tenant these properties.

Highlights for the Quarter:

  Common Stock Issued: Issued 833,750 shares of common stock through an underwritten public offering for net proceeds of approximately $14.3 million, after deducting underwriting discounts and other offering expenses;
  Lease Extension: Extended the lease with one tenant occupying five of its properties in Georgia until 2031. In addition, the Company received a payment of $750,000 in exchange for modification of certain covenants under this lease; and
  Distributions: Paid monthly distributions for the quarter totaling $0.375 per share on the common stock, $0.484 per share on the Series A Preferred Stock, $0.469 per share on the Series B Preferred Stock, and $0.263 per share on the Senior Common Stock.

Activity Subsequent to the end of the Quarter:

  Property Acquisition: Acquired a 60,000 square foot property in Hickory, North Carolina for $10.7 million.  The property was built to suit for its current tenant, Fiserv Solutions, Inc., a public, investment grade corporation; and
  Distributions: Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock, and $0.0875 per share on the Senior Common Stock, for each of the months of April, May and June 2011.

Conference Call: The Company will hold a conference call on Tuesday, May 3, 2011 at 8:30 a.m. ET to discuss its earnings results. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. The conference call replay will be available one hour after the call and will be accessible through June 3, 2011. To hear the replay, please dial (877) 344-7529 and use conference number 449392.

The live audio broadcast of Gladstone Commercial's quarterly conference call will be available online at www.GladstoneCommercial.com. The event will be archived and available for replay on the Company's website through July 5, 2011.

Who we are: Gladstone Commercial Corporation is a publicly-traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Non-GAAP Financial Measure – FFO: The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Company's Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC today.

Warning: The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Quarterly Report on Form 10-Q (the "Form 10-Q") for the quarter ended March 31, 2011, including the footnotes to the financial statements contained therein. The Company filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The statements in this press release regarding the Company's ability, plans or intentions to re-tenant its unoccupied properties, extend the respective maturity dates of its long-term mortgages, grow its portfolio and FFO, renegotiate leases and make capital improvements to certain of its properties and raise additional capital are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, its ability to raise additional capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company's forward-looking statements are disclosed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 8, 2011. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation Consolidated Balance Sheets (Dollars in Thousands, Except Share and Per Share Amounts) (Unaudited)

	March 31, 2011	December 31, 2010

ASSETS
Real estate, at cost	$ 397,873	$ 401,017
Less: accumulated depreciation	46,049	43,659
Total real estate, net	351,824	357,358

Lease intangibles, net	29,431	26,747
Cash and cash equivalents	14,323	7,062
Restricted cash	2,733	2,288
Funds held in escrow	2,899	2,621
Deferred rent receivable	10,655	10,373
Deferred financing costs, net	3,105	3,326
Other assets	1,178	834

TOTAL ASSETS	$ 416,148	$ 410,609

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$ 260,032	$ 260,869
Borrowings under line of credit	20,900	27,000
Deferred rent liability	3,025	2,276
Asset retirement obligation liability	3,101	3,063
Accounts payable and accrued expenses	2,070	2,683
Due to Adviser	952	965
Other liabilities	2,646	2,378

Total Liabilities	292,726	299,234

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference;
2,300,000 shares authorized and 2,150,000 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	2	2
Senior common stock, $0.001 par value; 7,500,000 shares authorized and
59,057 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	-	-
Common stock, $0.001 par value, 40,200,000 shares authorized and
9,571,379 and 8,724,613 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	10	9
Additional paid in capital	188,819	174,261
Notes receivable - employees	(432)	(963)
Distributions in excess of accumulated earnings	(64,977)	(61,934)

Total Stockholders’ Equity	123,422	111,375

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 416,148	$ 410,609

Gladstone Commercial Corporation Consolidated Statements of Operations (Dollars in Thousands, Except Per Share Data) (Unaudited)

	For the three months ended March 31,
	2011	2010
Operating revenues
Rental income	$ 10,435	$ 10,415
Interest income from mortgage note receivable	-	188
Tenant recovery revenue	84	82
Total operating revenues	10,519	10,685

Operating expenses
Depreciation and amortization	3,370	3,322
Property operating expenses	297	244
Due diligence expense	(138)	22
Base management fee	352	313
Incentive fee	832	846
Administration fee	256	232
General and administrative	454	381
Total operating expenses before credits from Adviser	5,423	5,360

Credit to incentive fee	(486)	-
Total operating expenses	4,937	5,360

Other income (expense)
Interest income - employee loans	10	43
Other income	44	3
Interest expense	(4,156)	(4,285)
Total other expense	(4,102)	(4,239)

Net income	1,480	1,086

Distributions attributable to preferred stock	(1,023)	(1,023)
Distributions attributable to senior common stock	(15)	-

Net income available to common stockholders	$ 442	$ 63

Earnings per weighted average share of common stock
Basic	$ 0.05	$ 0.01
Diluted	$ 0.05	$ 0.01

Weighted average shares of common stock outstanding
Basic	9,258	8,559
Diluted	9,310	8,559

Earnings per weighted average share of senior common stock	$ 0.25	$ 0.00
Weighted average shares of senior common stock outstanding - basic	59	0

Gladstone Commercial Corporation Consolidated Statements of Cash Flows (Dollars in Thousands) (Unaudited)

	For the three months ended March 31,
	2011	2010

Cash flows from operating activities:
Net income	$ 1,480	$ 1,086
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	3,370	3,322
Amortization of deferred financing costs	231	272
Amortization of deferred rent asset and liability, net	(176)	(180)
Amortization of discount on assumed debt	33	-
Asset retirement obligation expense	38	37
Increase in other assets	(44)	(430)
Increase in deferred liability	988	-
Increase in deferred rent receivable	(344)	(447)
Decrease in accounts payable, accrued expenses, and amount due Adviser	(626)	(287)
(Decrease) increase in other liabilities	(209)	216
Net cash provided by operating activities	4,741	3,589

Cash flows from investing activities:
Real estate investments	(521)	(342)
Leasing commissions paid	-	(4)
Receipts from lenders for reserves held in escrow	187	404
Payments to lenders for reserves held in escrow	(465)	(482)
Increase in restricted cash	(445)	(324)
Deposits on future acquisitions	(300)	-
Deposits refunded	-	250
Net cash used in investing activities	(1,544)	(498)

Cash flows from financing activities:
Proceeds from issuance of common stock	15,543	-
Offering costs	(984)	-
Principal repayments on mortgage notes payable	(837)	(644)
Principal repayments on employee notes receivable	531	43
Borrowings from line of credit	19,200	4,200
Repayments on line of credit	(25,300)	(2,500)
Receipts from tenants for reserves	526	525
Payments to tenants from reserves	(30)	(202)
Decrease in security deposits	(51)	-
Payments for deferred financing costs	(11)	(50)
Distributions paid for common, senior common and preferred	(4,523)	(4,232)
Net cash provided by (used in) financing activities	4,064	(2,860)

Net increase in cash and cash equivalents	7,261	231

Cash and cash equivalents, beginning of period	7,062	3,096

Cash and cash equivalents, end of period	$ 14,323	$ 3,327

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Forfeiture of common stock in satisfaction of employee note receivable	$ -	$ 244

CONTACT: Gladstone Commercial Corporation, +1-703-287-5893